CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Growth Fund, Inc. and to the inclusion of our report dated February 25, 2005 to the Shareholders and Board of Directors of the Stratton Mutual Funds.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

February 25, 2005